UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Ensysce Biosciences, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Ensysce Biosciences, Inc.

7946 Ivanhoe Avenue, Suite 201, La Jolla, California 92037

SUPPLEMENT TO PROXY STATEMENT FOR THE DECEMBER 20, 2023 SPECIAL MEETING OF STOCKHOLDERS

 TO BE HELD ON DECEMBER 29, 2023

To Our Stockholders:

This proxy statement supplement, dated December 19, 2023 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A of Ensysce Biosciences, Inc., a Delaware corporation (the “Company”). The proxy statement was filed with the Securities and Exchange Commission on November 13, 2023 (the “Proxy Statement”) for the Special Meeting of Stockholders of the Company (“Special Meeting”) that was to have been held on December 20, 2023 at 9:00 a.m. Pacific Time. The Special Meeting has been postponed until December 29, 2023 at 9:00 a.m. Pacific Time virtually via live audio-only webcast at https://agm.issuerdirect.com/ensc. Capitalized terms used and not defined below have the meanings given to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. TO THE EXTENT INFORMATION IN THIS SUPPLEMENT UPDATES OR CONFLICTS WITH INFORMATION CONTAINED IN THE PROXY STATEMENT, THE INFORMATION IN THIS SUPPLEMENT IS THE MORE CURRENT INFORMATION. WE URGE YOU TO CAREFULLY READ THIS SUPPLEMENT, TOGETHER WITH THE PROXY STATEMENT.

Postponement

On December 19, 2023, the Company postponed the Special Meeting due to a lack of a quorum. The Special Meeting will now be held at 9:00 a.m. Pacific Time on Friday, December 29, 2023. As stated in the Proxy Statement, the requisite quorum for the Special Meeting was one-third of the outstanding shares of our Common Stock (present in person (including virtually) or represented by proxy entitled to vote on the record date, which remains October 30, 2023. The purposes for which the Special Meeting is being held remain as stated in the Proxy Statement.

Attending the Special Meeting

Holders of record who hold shares of Common Stock directly on the Record Date must return a proxy by one of the methods described on the proxy card or attend the Special Meeting virtually to vote on the proposals. To attend the Special Meeting, holders of record must go to https://agm.issuerdirect.com/ensc, enter the control number received on the proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Holders of record will need to log back into the meeting site using the control number previously provided, immediately prior to the start of the Special Meeting. Holders of record must register before the Special Meeting starts. Stockholders will not be able to attend the Special Meeting in person.

Voting Matters

Please note that any proxy card that you requested or that we elected to deliver has not changed and may still be used to vote your shares in connection with the Special Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares prior to the Special Meeting by using one of the methods described in the Proxy Statement.

By Order of the Board of Directors of Ensysce Biosciences, Inc.

/s/ Dr. Lynn Kirkpatrick
Dr. Lynn Kirkpatrick
President and Chief Executive Officer

December 19, 2023